EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Eckler Industries, Inc.
Titusville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 19, 1996, except for Note 13, which is as of December 30, 1996, relating to the financial statements of Eckler Industries, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO Seidman, LLP
                                              ----------------------------
                                              BDO Seidman, LLP

Orlando, Florida
September 2, 1997